SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WEIDER NUTRITION INT

                    GAMCO INVESTORS, INC.
                                 2/13/01           10,400             2.9471
                                 2/02/01            6,400             2.6500
                                 2/01/01            1,600             2.6525
                                 1/31/01            2,000             2.6285
                                 1/30/01            6,500             2.5115
                                 1/17/01            5,000             2.8125
                                 1/17/01            5,000             2.7500
                                 1/12/01           10,000             2.8844
                                 1/11/01           43,500             2.6875
                                12/22/00            8,000             2.1250
                                12/19/00           12,000             2.1672
                                12/14/00           27,000             2.4468
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                12/26/00           30,000             2.3708


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.